UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

VICTORIA’S SECRET & CO.

(Name of Registrant as Specified In Its Charter)

BBRC International PTE Limited

BBFIT Investments PTE Limited

The BB Family International Trust

Brett Blundy

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

On May 19, 2026, BBRC International PTE Limited, a Singapore private limited company (“BBRC”), together with the other participants named below (collectively the “Participants”), issued a press release related to Victoria’s Secret & Co., a Delaware corporation (the “Company”), which is filed herewith as Exhibit 1. BBRC or its fellow Participants may disseminate the press release or portions thereof from time to time. Also on May 19, 2026, BBRC and the Participants launched a website in connection with the solicitation of stockholders of Victoria’s Secret, which is available at www.saratogaproxy.com/vsco (the “Site”). A screenshot of the information posted to the Site is filed herewith as Exhibit 2.

Exhibit 1

BBRC Releases Presentation Detailing Victoria’s Secret Chair Donna James’ Track Record of Value-Destructive Decisions

Highlights the Sustained Underperformance Versus Peers and Declining Stockholder Support Driven by Numerous Errors of Judgment During Ms. James’ 25-Year Tenure, Including Poor Oversight of the Wexner-Epstein Ties, the Failed Adore Me Acquisition and Ineffective Buybacks

Believes a Board Without Ms. James Will Be Better Positioned to Protect and Accelerate VS’ Turnaround and Drive Long-Term Stockholder Value Creation

Believes the Withdrawal of Mariam Naficy’s Nomination Validates BBRC's Case for Change; Reminds Stockholders to Drive Long-Term Value Creation by Voting AGAINST Ms. James at the June 11 Annual Meeting

NEW YORK--(BUSINESS WIRE)--BBRC International PTE Limited (together with its affiliates, “BBRC” or “we”), a long-term stockholder of Victoria’s Secret & Co. (NYSE: VSCO) (“VS” or the “Company”) and owner of approximately 13% of the Company’s outstanding shares, today released an investor presentation entitled, “A Targeted Accountability Campaign to Preserve Victoria’s Secret’s Turnaround.” The presentation is available here.

BBRC has also filed a definitive proxy statement with the U.S. Securities and Exchange Commission in connection with the Company’s 2026 annual meeting of stockholders, which is available here.

The presentation highlights why stockholders should vote AGAINST the reelection of Chair Donna James at the June 11 annual meeting, including:

●	Ms. James has presided over numerous value-destructive decisions. During the 25 years Ms. James has overseen VS and its predecessors, the Company has been the subject of a $90 million lawsuit relating to ties between executives and convicted sex offender Jeffrey Epstein, tolerated a stock price decline of more than 70% before finally replacing its CEO just three years after becoming a separate publicly traded entity and spent $591 million to acquire Adore Me, against which the Company has already recorded $155.9 million of impairments and restructuring charges. VS stockholders have expressed their discontent three years in a row, with support for Ms. James’ reelection falling from 98.9% in 2022 to 72.4% in 2025. Despite this clear signal of stockholder dissent, Ms. James remains on the Board and is seeking to stay on for the 26th year.

●	Stockholders cannot trust the same Chair to deliver different performance. Since its 2021 spin-off, VS has delivered total stockholder returns nearly 20 percentage points below the S&P 500 Consumer Discretionary Distribution & Retail Index and traded at an approximately 19% discount to the EV/EBITDA multiple of peers.[1] The Company’s financial performance has declined on every key metric from FY 2021 through FY 2025, including a 75.1% decrease in net income, 3.4% decrease in net sales, 68.9% decrease in operating income and 8.7 percentage point reduction in operating margins.[2] Crucially, VS is on track to miss the FY 2026 targets set at its 2023 Investor Day – which had already been revised downward from the 2022 Investor Day. The Company’s recent recovery from a Board-overseen trough and led by a CEO the Board belatedly appointed does not rebut the Board's prior record – it confirms it. We believe VS stock could follow the same pattern of value destruction that preceded the new CEO’s arrival if stockholders allow Ms. James to continue in her role.

1	TSR from FactSet and measures the period from July 22, 2021 (the first day that data is available for VS) through May 1, 2026. The S&P 500 Consumer Discretionary Distribution & Retail Index is the peer group used by the Company in its 2026 proxy statement to calculate its relative TSR. Valuation multiple from Bloomberg and measures the period from August 3, 2021 (the first day that data is available for VS) through May 1, 2026. Valuation multiple is compared to AEO, ANF, GAP, URBN and WACLY. An explanation of why BBRC selected these peers can be found in the presentation.

2	Company Form 10-K filings.

●	The Board appears to be more focused on protecting the status quo than addressing credible stockholder concerns about its track record. The Board has refused to engage with the facts of our critique regarding Ms. James’ ineffective oversight and the Company’s long-term underperformance. Instead, the Board has baselessly attacked BBRC, one of VS’ largest and longer-term stockholders – even though BBRC is not on the ballot. This distraction tactic is part of a pattern of the Board refusing to take accountability for its mistakes and act in a timely manner to make the requisite changes to protect stockholder value.

●	A new Board Chair will protect and strengthen the turnaround that CEO Hillary Super is delivering. While the operating improvements under Ms. Super are real, we believe they remain at risk under the same Board that allowed VS to fall behind in the first place. In our view, the removal of Ms. James and appointment of a new Chair who brings operating experience can sustain and accelerate the new management team’s progress.

Cautionary Statement Regarding Forward-Looking Statements

This communication does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if the underlying assumptions of any of the BBRC Parties (as defined below) prove to be incorrect, the actual results may vary from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by any of the BBRC Parties that the future plans, estimates or expectations contemplated will ever be achieved.

Certain Information Concerning the Participants

The BBRC Parties have filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit to vote AGAINST the election of a director nominee to the board of directors (“Board”) of Victoria’s Secret & Co. (“VSCO” or the “Company”) at the Company’s 2026 annual meeting of stockholders. Shortly after filing its definitive proxy statement with the SEC, BBRC expects to mail the Participants’ definitive proxy statement and accompanying GOLD proxy card to some or all of the stockholders entitled to vote at such meeting.

The participants in the proxy solicitation are BBRC, The BB Family International Trust (“BB Family Trust”), BBFIT Investments PTE Limited (“BBFIT”) and Brett Blundy (all of the foregoing persons, together, the “BBRC Parties”).

As of the date hereof, the BBRC Parties in the aggregate directly own 10,310,631 shares of Common Stock of VSCO, par value $0.01 per share (the “Common Stock”) as further detailed below. As of the date hereof, (i) BBRC as the trustee of the BB Family Trust, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust, (ii) the BB Family Trust beneficially owns 100 shares of Common Stock held in record name and, as the sole shareholder of BBFIT, may be deemed to beneficially own the 10,310,531 shares of Common Stock owned by BBFIT, (iii) BBFIT beneficially owns 10,310,531 shares of Common Stock, and (iv) Mr. Blundy, as a director and sole shareholder of BBRC, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust.

IMPORTANT INFORMATION AND WHERE TO FIND IT

THE BBRC PARTIES STRONGLY ADVISE ALL STOCKHOLDERS OF VSCO TO READ BOTH THE BBRC PARTIES’ PROXY STATEMENT AND VSCO’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE BBRC PARTIES’ DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, WHEN FILED, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THEIR PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, SARATOGA PROXY CONSULTING LLC (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (888) 368-0379).

Contact

For Stockholders:

Saratoga Proxy Consulting LLC

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

For Media:

Longacre Square Partners LLC

BBRC@longacresquare.com

Exhibit 2

Cautionary Statement Regarding Forward-Looking Statements

This communication does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if the underlying assumptions of any of the BBRC Parties (as defined below) prove to be incorrect, the actual results may vary from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by any of the BBRC Parties that the future plans, estimates or expectations contemplated will ever be achieved.

Certain Information Concerning the Participants

The BBRC Parties have filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit to vote AGAINST the election of a director nominee to the board of directors (“Board”) of Victoria’s Secret & Co. (“VSCO” or the “Company”) at the Company’s 2026 annual meeting of stockholders. Shortly after filing its definitive proxy statement with the SEC, BBRC expects to mail the Participants’ definitive proxy statement and accompanying GOLD proxy card to some or all of the stockholders entitled to vote at such meeting.

The participants in the proxy solicitation are BBRC, The BB Family International Trust (“BB Family Trust”), BBFIT Investments PTE Limited (“BBFIT”) and Brett Blundy (all of the foregoing persons, together, the “BBRC Parties”).

As of the date hereof, the BBRC Parties in the aggregate directly own 10,310,631 shares of Common Stock of VSCO, par value $0.01 per share (the “Common Stock”) as further detailed below. As of the date hereof, (i) BBRC as the trustee of the BB Family Trust, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust, (ii) the BB Family Trust beneficially owns 100 shares of Common Stock held in record name and, as the sole shareholder of BBFIT, may be deemed to beneficially own the 10,310,531 shares of Common Stock owned by BBFIT, (iii) BBFIT beneficially owns 10,310,531 shares of Common Stock, and (iv) Mr. Blundy, as a director and sole shareholder of BBRC, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust.

IMPORTANT INFORMATION AND WHERE TO FIND IT

THE BBRC PARTIES STRONGLY ADVISE ALL STOCKHOLDERS OF VSCO TO READ BOTH THE BBRC PARTIES’ PROXY STATEMENT AND VSCO’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE BBRC PARTIES’ DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, WHEN FILED, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THEIR PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, SARATOGA PROXY CONSULTING LLC (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (888) 368-0379).

Contact

For Stockholders:

Saratoga Proxy Consulting LLC

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

For Media:

Longacre Square Partners LLC

BBRC@longacresquare.com